Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods, Inc. Reports Fourth Quarter and Full Year 2025 Results;
Delivers Record-Setting Fourth Quarter Sales for the DICK'S Business
– Delivers 3.1% Fourth Quarter Comparable Sales Growth for the DICK'S Business (A) –
– Guides to Growth in Sales and Profitability in 2026 –
●Delivered 4.5% full year 2025 comparable sales growth for the DICK'S Business, driven by growth in average ticket and transactions
●Delivered full year 2025 earnings per diluted share of $9.97 and non-GAAP earnings per diluted share of $13.20; Delivered full year 2025 non-GAAP earnings per diluted share for the DICK'S Business of $14.58 (B) compared to GAAP and non-GAAP earnings per diluted share of $14.05 during the prior year
●Opened 16 House of Sport locations and 15 DICK'S Field House locations during 2025; Plans to open approximately 14 additional House of Sport locations and approximately 22 additional DICK'S Field House locations in 2026
●Provides 2026 outlook and expects full year comparable sales growth to be in the range of 2.0% to 4.0% for the DICK'S Business and full year proforma comparable sales growth (A) to be in the range of 1.0% to 3.0% for the Foot Locker Business
●Expects full year 2026 consolidated operating income to be in the range of $1.71 to 1.83 billion; Expects full year 2026 consolidated non-GAAP operating income to be in the range of $1.68 to 1.81 billion
●Expects full year 2026 consolidated earnings per diluted share to be in the range of $13.70 to 14.70; Expects full year 2026 non-GAAP consolidated earnings per diluted share to be in the range of $13.50 to 14.50
●Board of Directors authorizes a 3% increase in annualized dividend to $5.00 per share

"2025 was another strong year for the DICK'S Business, with growth in comps and EPS exceeding our expectations. We've now owned the Foot Locker Business for about six months and our excitement and our conviction in the long‑term opportunity continue to grow. We’re very encouraged by what we’re seeing with our Fast Break initiative, the evolution of our 11-store Foot Locker pilot, which we plan to rapidly scale in 2026. In addition, our "clean out of the garage" efforts have set up Foot Locker to play offense and deliver the inflection point we expect beginning with back-to-school. We remain very confident that DICK’S and Foot Locker are stronger together, and I want to thank our more than 100,000 teammates across the globe for their commitment and execution every day."
Ed Stack, Executive Chairman

"We're very proud of our company's Q4 results. In the DICK'S Business, our strong execution powered a great holiday season and another strong quarter with comp growth over 3% and double-digit non-GAAP EPS growth. It was a terrific year overall with comps of 4.5%, gross margin expansion, and non-GAAP operating margin of over 11%. DICK'S and Foot Locker are perfectly positioned at the intersection of sport and culture which is becoming an even stronger part of everyday life. For 2026, we expect to drive continued comp growth, strategic expansion of our square footage, and strong profitability for the DICK'S Business. We also look forward to returning the Foot Locker Business to both top-line and bottom-line growth in 2026. We have deep conviction in the tremendous opportunity ahead for our entire company."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, March 12, 2026 - DICK'S Sporting Goods, Inc. (NYSE: DKS), a leading global sports retailer, today reported sales and earnings results for the fourth quarter and full year ended January 31, 2026.
(A)Results described by management for the "DICK'S Business" represent the existing DICK'S Sporting Goods operations, which includes the DICK'S Sporting Goods, Golf Galaxy, Going Going Gone! and Public Lands banners, as well as GameChanger. The results for the "Foot Locker Business" refer to our newly acquired operations, including the Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners. Foot Locker will not be included in quarterly comparable sales until the fourth quarter of fiscal 2026 and full year comparable sales in fiscal 2027.
(B)Non-GAAP earnings per diluted share results exclude Foot Locker investment gains and acquisition-related costs, and an asset impairment charge. Earnings per diluted share results for the DICK'S Business exclude the dilutive effect of the 9.6 million shares issued as part of the Foot Locker acquisition. For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."

Fourth Quarter Operating Results (in millions, except percentage and per share data)	13 Weeks Ended		Change (10)
	January 31, 2026	February 1, 2025
Consolidated GAAP
Net sales	$6,226	$3,894	$2,332	59.9%
Operating income (% of net sales) (1)	3.0%	9.9%	(698) bps
Effective tax rate	28.7%	24.5%	422 bps
Net income	$128	$300	$(172)	(57)%
Weighted average diluted shares outstanding	91	83	8	10%
Earnings per diluted share	$1.41	$3.62	$(2.21)	(61)%

Consolidated Non-GAAP (2)
Operating income (% of net sales) (1)	7.0%	10.1%	(305) bps
Effective tax rate	26.8%	24.5%	227 bps
Net income	$314	$300	$14	5%
Weighted average diluted shares outstanding	91	83	8	10%
Earnings per diluted share	$3.45	$3.62	$(0.17)	(5)%

Non-GAAP DICK'S Business (2)
Comparable sales (3)	3.1%	6.6%
Operating income (% of net sales) (1)	11.0%	10.1%	88 bps
Effective tax rate	25.0%	24.5%	54 bps
Net income	$329	$300	$29	10%
Weighted average diluted shares outstanding (4)	81	83	(2)	(2)%
Earnings per diluted share (4)	$4.05	$3.62	$0.43	12%

Year-to-Date Operating Results (in millions, except percentage and per share data)	52 Weeks Ended		Change (10)
	January 31, 2026	February 1, 2025
Consolidated GAAP
Net sales	$17,215	$13,443	$3,772	28.1%
Operating income (% of net sales) (1)	6.4%	11.0%	(460) bps
Effective tax rate	25.6%	23.3%	235 bps
Net income	$849	$1,165	$(316)	(27)%
Weighted average diluted shares outstanding	85	83	2	3%
Earnings per diluted share	$9.97	$14.05	$(4.08)	(29)%

Consolidated Non-GAAP (2)
Operating income (% of net sales) (1)	8.8%	11.1%	(233) bps
Effective tax rate	25.2%	23.3%	192 bps
Net income	$1,124	$1,165	$(41)	(4)%
Weighted average diluted shares outstanding	85	83	2	3%
Earnings per diluted share	$13.20	$14.05	$(0.85)	(6)%

Non-GAAP DICK'S Business (2)
Comparable sales (3)	4.5%	5.2%
Operating income (% of net sales) (1)	11.1%	11.1%	(2) bps
Effective tax rate	24.1%	23.3%	85 bps
Net income	$1,184	$1,165	$19	2%
Weighted average diluted shares outstanding (4)	81	83	(2)	(2)%
Earnings per diluted share (4)	$14.58	$14.05	$0.53	4%

Balance Sheet (in millions)	As of January 31, 2026	As of February 1, 2025	$ Change (10)	% Change (10)
Cash and cash equivalents	$1,353	$1,690	$(337)	(20)%
Inventories, net (5)	$4,908	$3,350	$1,558	47%
Long-term debt and financing lease obligations (6)	$1,905	$1,484	$421	28%

Capital Allocation (in millions)	52 Weeks Ended		$ Change (10)	% Change (10)
	January 31, 2026	February 1, 2025
Share repurchases (7)	$342	$268	$74	28%
Dividends paid (8)	$414	$362	$52	14%
Gross capital expenditures	$1,137	$803	$335	42%
Net capital expenditures (2) (9)	$976	$726	$249	34%
Notes
(1)Also referred to by management as operating margin.
(2)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations." In the fiscal 2024 period, there were no non-GAAP adjustments to reported net income or earnings per diluted share.
(3)Foot Locker will be included in the quarterly comparable store calculation beginning in the fourth quarter of fiscal 2026, which is when these stores will commence their 14th full month of operations following the date of acquisition. Additionally, beginning in fiscal 2025, we revised our method for calculating comparable sales to include Warehouse Sale stores beginning in the stores' 14th full month of operations, similar to our other store locations. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025.
(4)Weighted average diluted shares outstanding and earnings per diluted share for the DICK'S Business excludes the dilutive effect of the 9.6 million shares issued as part of the Foot Locker acquisition.
(5)Inventories, net as of January 31, 2026 includes $3.4 billion for the DICK'S Business and $1.5 billion for the Foot Locker Business. Inventory increased 1% for the DICK'S Business as compared to February 1, 2025.
(6)Current year balance includes $384.5 million of carrying value for senior notes due 2029 and $35.6 million for the long-term portion of financing lease obligations acquired in connection with the Foot Locker acquisition. The Company had no outstanding borrowings under its revolving credit facility in 2025 and 2024.
(7)During the 52 weeks ended January 31, 2026, the Company repurchased 1.6 million shares of its common stock under its previously announced share repurchase program at an average price of $216.01 per share, for a total cost of $342.1 million, and has $3.2 billion remaining under existing share repurchase authorizations as of January 31, 2026. The Company also paid $5 million during fiscal 2025 for shares repurchased during fiscal 2024.
(8)The Company declared and paid quarterly dividends of $1.2125 per share in fiscal 2025 and $1.10 per share in fiscal 2024.
(9)Net capital expenditures for the year ended January 31, 2026 totaled $892.0 million for the DICK'S Business and $83.5 million for the Foot Locker Business.
(10)Column may not recalculate due to rounding.

Quarterly Dividend
On March 11, 2026, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.25 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on April 10, 2026 to stockholders of record at the close of business on March 27, 2026. This dividend represents an increase of 3% over the Company's previous quarterly per share amount and is equivalent to an annualized dividend of $5.00 per share.
Acquisition of Foot Locker
On September 8, 2025, the Company acquired all of the issued and outstanding shares of Foot Locker, Inc. ("Foot Locker"), a leading footwear and apparel retailer, pursuant to the definitive merger agreement executed on May 15, 2025. Total consideration exchanged for the acquisition was $2.5 billion, which primarily consisted of $2.1 billion in share consideration for the issuance of 9.6 million shares of DICK'S Sporting Goods common stock, $223.0 million in cash consideration and $111.6 million from the Company's pre-existing equity ownership in Foot Locker. The Company's current period results reflect Foot Locker's operations subsequent to the acquisition close date, other than proforma comparable sales as noted in the supplemental financial information tables below.

As previously announced, the Company has initiated a review of unproductive assets which includes optimizing inventory, closing underperforming stores, and right-sizing assets that don’t align with our go-forward vision for the Foot Locker Business. These actions, along with merger and integration costs and deferred financing amortization on a bridge facility, are expected to result in pre-tax charges of $500 to 750 million, of which $235.5 million and $390.0 million was recorded during the 13 and 52 weeks ended January 31, 2026, respectively.
Full Year 2026 Outlook
The Company's Full Year Outlook for 2026 is presented below.
Consolidated Outlook

Metric	Consolidated Full Year 2026 Outlook
Net sales	●$22.1 billion to 22.4 billion
Operating income	●$1.71 billion to 1.83 billion ●$1.68 billion to 1.81 billion on a non-GAAP basis (1)
Earnings per diluted share
●$13.70 to 14.70
○Based on approximately 91 million diluted shares outstanding, which includes the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition
○Based on an effective tax rate of approximately 25.5%
●$13.50 to 14.50 on a non-GAAP basis (1)

Capital expenditures	●Approximately $1.7 billion on a gross basis ●Approximately $1.5 billion on a net basis
(1)Refer to the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."

Segment Outlook
The Company is providing the following segment outlook for the DICK’S and Foot Locker Businesses to provide visibility into segment-level performance that is included in the consolidated outlook above. The information below does not include corporate and other expenses, which for fiscal 2026, include Foot Locker acquisition-related costs and litigation and other settlements.

Metric	Full Year 2026 Outlook
	DICK'S Business	Foot Locker Business
Net sales	●$14.5 billion to 14.7 billion	●$7.6 billion to 7.7 billion
Comparable sales (1)	●Positive 2.0% to positive 4.0%	●Positive 1.0% to positive 3.0% (1)
Segment profit (2)	●$1.58 billion to 1.66 billion	●$100 million to 150 million
Segment profit (2) (% of net sales)	●11.0% to 11.2%	●1.3% to 1.9%
(1)Comparable sales outlook for the Foot Locker Business is on a proforma basis, as Foot Locker will be included in the quarterly comparable store calculation beginning in the fourth quarter of fiscal 2026, which is when these stores will commence their 14th full month of operations following the date of acquisition.
(2)Segment profit represents operating income for a respective segment. Corporate and other expenses, which represent costs not specifically related to the recurring operations of our segments, are not included in these results as they are not used by the Company to evaluate segment performance.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)
Information below includes operating results for the periods presented for the DICK'S and Foot Locker Businesses. The operating results for Foot Locker are included from the acquisition date of September 8, 2025.

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales
DICK'S Sporting Goods	$4,050,789	$3,893,649	$14,108,943	$13,442,849
Foot Locker	2,175,265	—	3,106,177	—
Total net sales	$6,226,054	$3,893,649	$17,215,120	$13,442,849

Gross profit
DICK'S Sporting Goods	$1,443,369	$1,361,258	$5,126,299	$4,825,696
Foot Locker	544,601	—	758,889	—
Corporate and other expenses (1)	(217,926)	—	(217,926)	—
Total gross profit	$1,770,044	$1,361,258	$5,667,262	$4,825,696

Segment profit (loss)
DICK'S Sporting Goods	$444,511	$393,007	$1,568,443	$1,497,569
Foot Locker	(5,893)	—	(52,220)	—
Reconciliation to income before income taxes
Corporate and other expenses (2)	254,109	6,015	420,314	23,637
Interest expense	17,667	12,683	64,263	52,987
Other income	(13,185)	(22,963)	(110,327)	(98,088)
Pre-tax income	$180,027	$397,272	$1,141,973	$1,519,033

Proforma Comparable Sales	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
DICK'S Sporting Goods	3.1%	6.6%	4.5%	5.2%
Proforma Foot Locker (3) (4)	(3.4)%	2.3%	(3.3)%	1.3%
Proforma consolidated comparable sales (3)	0.8%	5.0%	1.6%	3.8%
(1)Corporate and other expenses within gross profit represent charges to write down and liquidate inventory from the Company’s review of the Foot Locker Business.
(2)Corporate and other expenses include Foot Locker acquisition-related costs, non-cash impairment charges and changes in the fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The proforma comparable sales are calculated as if Foot Locker had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company's method of reporting comparable sales. Comparable sales for our international stores are calculated on a constant currency basis, which translates the current year's results using the prior year periods' exchange rates.
(4)Includes Foot Locker International proforma comparable sales decreases of 3.2% and 8.1% for the 13 and 52 weeks ended January 31, 2026 and a decrease of 0.5% and increase of 1.6% for the 13 and 52 weeks ended February 1, 2025, which represents operations of the Foot Locker Business in Europe and Asia Pacific.

Store Count and Square Footage
As of January 31, 2026, the Company operated 3,195 store locations across the DICK'S and Foot Locker Businesses. The following tables summarize store activity for fiscal 2025:

DICK'S Business	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (9)	Ending Stores	Gross Square Footage (10) (11) (in millions)
						Beginning	Ending
DICK'S (1)	677	—	(7)	(26)	644	36.3	34.4
DICK'S Field House (1)	27	2	—	13	42	1.6	2.4
DICK'S House of Sport	19	3	—	13	35	2.2	3.8
Total DICK'S	723	5	(7)	—	721	40.1	40.6
Other Specialty Concepts
Golf Galaxy (2)	109	4	—	—	113	2.4	2.5
Going Going Gone! (3)	50	11	(10)	—	51	2.2	2.3
Public Lands	3	—	—	—	3	0.1	0.1
Total Other Specialty Concepts	162	15	(10)	—	167	4.8	4.9
Total DICK'S Business	885	20	(17)	—	888	44.8	45.5

Foot Locker Business	Beginning Stores (4)	New Stores	Closed Stores (8)	Relocated / Converted (8) (9)	Ending Stores	Gross Square Footage (4) (11) (in millions)
						Beginning	Ending
Foot Locker North America	745	2	(13)	—	734	4.3	4.4
Champs Sports	376	—	(5)	—	371	2.2	2.2
Kids Foot Locker	365	3	(6)	—	362	1.3	1.3
WSS	151	—	(8)	—	143	1.9	1.8
North America (5)	1,637	5	(32)	—	1,610	9.7	9.7
Foot Locker Europe (6)	585	4	(16)	—	573	2.3	2.3
Foot Locker Asia Pacific	95	—	(1)	—	94	0.4	0.4
atmos	30	—	—	—	30	—	—
International	710	4	(17)	—	697	2.8	2.8
Total Owned Stores	2,347	9	(49)	—	2,307	12.5	12.4
Licensed stores (7)	246	16	(8)	—	254	1.1	1.1
Total Foot Locker Business	2,593	25	(57)	—	2,561	13.6	13.5
(1)Beginning store count and square footage were updated to reflect one DICK’S Field House location that opened in fiscal 2024, which was previously reflected as a DICK’S store.
(2)As of January 31, 2026, includes 33 Golf Galaxy Performance Centers, with nine new openings during fiscal 2025, five of which were conversions of prior Golf Galaxy store locations.
(3)Beginning store count and square footage were updated to reflect Warehouse Sale locations as described in the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025. As of February 2, 2025, beginning amounts now include 29 Warehouse Sale locations and 1.3 million of related square footage.
(4)Beginning stores and square footage reflect acquired Foot Locker stores as of September 8, 2025.
(5)Represents store locations in the United States and Canada and related square footage.
(6)Represents Foot Locker store locations in Europe, including three Kids Foot Locker stores and related square footage, as of January 31, 2026.
(7)Reflects licensed stores operating in the Middle East, Asia and Europe.
(8)Store closures for the Foot Locker Business during fiscal 2025 include seven WSS stores identified as part of the Company's review of unproductive assets. Additionally, the Foot Locker Business relocated 35 stores during the current year period consisting of 15 Foot Locker and 15 Kids Foot Locker store locations in North America and five international store locations.
(9)Reflects stores converted between concept or prototype through store relocations or remodels as part of the Company's strategy to reposition its store portfolio. In addition to stores that converted between concepts, the Company relocated or remodeled eight stores for the DICK'S Business during the current year period, consisting of five Golf Galaxy and three Going Going Gone! store locations.
(10)Includes square footage as of January 31, 2026 related to a Public Lands store closure as we plan to convert it into a DICK'S Field House store during early fiscal 2026.
(11)Columns may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results for the fourth quarter and full year 2025 in accordance with generally accepted accounting principles ("GAAP"), the Company also reports certain non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, DICK'S Business non-GAAP basis results, including non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and weighted average diluted shares outstanding, non-GAAP earnings per diluted share and net capital expenditures. Management believes these non-GAAP financial measures provide investors with meaningful supplemental information to assist in evaluating the Company’s ongoing operations and comparing results across reporting periods.
Management further believes that excluding non‑cash changes in the fair value of deferred compensation plan investments—which fluctuate with market performance and are offset within other income—enhances investors’ understanding of underlying trends in selling, general and administrative expenses. The Company also uses these non‑GAAP financial measures internally for budgeting, forecasting and assessing operating performance. These non‑GAAP financial measures should be considered in addition to, and not as a substitute for, the Company’s GAAP financial results. Because the methods used by the Company to calculate its non‑GAAP measures may differ from those used by other companies, the non‑GAAP measures presented herein may not be comparable to similarly titled measures of other companies. Reconciliations of the Company’s non‑GAAP financial measures to the most directly comparable GAAP measures are provided below and are available on the Company’s website at investors.DICKS.com.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or any variations of such words or other words with similar meanings. Any statements about the Company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s control. The Company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2026 outlook and guidance, continued comp growth, and improved gross margin, the benefits of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), including future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture that are not historical facts.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, macroeconomic conditions, including inflationary pressures and elevated interest rates, changes in consumer income and confidence, perception of global economic conditions, geopolitical conflicts and tensions, the threat or outbreak of further conflicts, war, terrorism or public unrest, wage and unemployment levels and public health concerns; intense competition in the sporting goods industry and in retail, including competition for talent and the level of competitive promotional activity and technological innovation; product cost and availability fluctuations due to a variety of factors; risks and costs inherent with international operations; our dependence on consumer discretionary spending and ability to predict or effectively react to changes in consumer demand, lifestyle changes or shopping patterns; risks associated with our vertical brand offerings, including brand strategy and marketing, improved space in-store, expanding product categories, product safety and labeling, product liability and recalls, and specialty concept stores; our ability to protect the reputation of our Company and our brands; short-term impacts of our strategic plans and initiatives, or such plans and initiatives not achieving the desired results within the anticipated time frame or at all; our ability to successfully grow our DICK’S House of Sport, DICK’S Field House and Golf Galaxy Performance Center stores and execute our overall real estate strategy for DICK’S and Foot Locker; unauthorized use or disclosure of sensitive or confidential athlete, teammate, vendor or Company information; disruptions, delays, downtime or other problems with our information systems, including our eCommerce platform and GameChanger, caused by high volumes, design or implementation deficiencies, or platform enhancements as well as associated disruptions to our operations; our ability to attract, train, engage and retain athletes and key teammates, to implement effective succession planning strategies, and to adequately respond to teammate organizing efforts; weather-related risks and seasonal influences resulting from the overall seasonality of certain categories of our business; our issuance of quarterly cash dividends and share repurchases pursuant to our share repurchase programs, if any; our ability to effectively control expenses, manage inventory levels and protect against inventory shrink; the ability of the Foot Locker business to expand its market share in international markets; the technology enablement required to support our omni-channel capabilities; our ability to meet market expectations and the historical and possible future impacts on the price of our common stock; the influence and control of the holders of our Class B common stock, whose interests may differ from those of our other stockholders; our charter’s current anti-takeover provisions, which could prevent or delay a change in control of the Company; our dependence on key suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; risks and costs relating to changing global laws, rules, regulations, interpretations and other guidance affecting our business; product safety and labeling concerns; compliance and litigation risks for which we may not have sufficient insurance or other coverage; our ability to secure and protect our intellectual property and defend claims of intellectual property infringement, including with respect to our vertical brands; changes in applicable tax laws, regulations and treaties and their interpretation and application; the effects of the performance of professional sports teams within our core regions of operations and other factors relating to professional sports leagues and key athletes; the impact of evolving environmental, social and governance standards, regulatory requirements, stakeholder expectations and related political and social dynamics; risks related to the Transaction, including effective integration of the Foot Locker business, and other strategic alliances, acquisitions or investments; obligations and other provisions related to our indebtedness, including our senior notes due 2029, 2032 and 2052; and changes in the market value or liquidity of securities we hold and risks associated with our limited degree of control over certain strategic minority investments. These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm our results.
For additional information on these and other factors that could affect our actual results, see the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and our Quarterly Report on Form 10-Q, filed with the SEC on June 9, 2025, as well as the risks described in our registration statement on Form S-4 and definitive proxy statement/prospectus relating to the Transaction. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, DICK'S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK'S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK'S House of Sport and Golf Galaxy Performance Center. As owner and operator of the Foot Locker Business, including Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos, DICK'S serves the global sneaker community across North America, Europe, Asia and Australia, plus a licensed store presence in Europe, the Middle East and Asia. DICK'S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:

Investor Relations:
Nate Gilch, Vice President of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
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DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	January 31, 2026	% of Sales (1)	February 1, 2025	% of Sales

Net sales	$6,226,054	100.00%	$3,893,649	100.00%
Cost of goods sold, including occupancy and distribution costs	4,456,010	71.57	2,532,391	65.04

GROSS PROFIT	1,770,044	28.43	1,361,258	34.96

Selling, general and administrative expenses	1,555,298	24.98	963,580	24.75
Merger and integration costs	17,614	0.28	—	—
Pre-opening expenses	12,623	0.20	10,686	0.27

OPERATING INCOME	184,509	2.96	386,992	9.94

Interest expense	17,667	0.28	12,683	0.33
Other (income) expense	(13,185)	(0.21)	(22,963)	(0.59)

PRE-TAX INCOME	180,027	2.89	397,272	10.20

Provision for income taxes	51,690	0.83	97,303	2.50

NET INCOME	$128,337	2.06%	$299,969	7.70%

EARNINGS PER COMMON SHARE:
Basic	$1.44		$3.73
Diluted	$1.41		$3.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,981		80,453
Diluted	90,944		82,779

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended
	January 31, 2026	% of Sales (1)	February 1, 2025	% of Sales

Net sales	$17,215,120	100.00%	$13,442,849	100.00%
Cost of goods sold, including occupancy and distribution costs	11,547,858	67.08	8,617,153	64.10

GROSS PROFIT	5,667,262	32.92	4,825,696	35.90

Selling, general and administrative expenses	4,338,162	25.20	3,294,272	24.51
Merger and integration costs	164,191	0.95	—	—
Pre-opening expenses	69,000	0.40	57,492	0.43

OPERATING INCOME	1,095,909	6.37	1,473,932	10.96

Interest expense	64,263	0.37	52,987	0.39
Other (income) expense	(110,327)	(0.64)	(98,088)	(0.73)

PRE-TAX INCOME	1,141,973	6.63	1,519,033	11.30

Provision for income taxes	292,734	1.70	353,725	2.63

NET INCOME	$849,239	4.93%	$1,165,308	8.67%

EARNINGS PER COMMON SHARE:
Basic	$10.22		$14.48
Diluted	$9.97		$14.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,135		80,468
Diluted	85,144		82,929

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	January 31, 2026	February 1, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,353,226	$1,689,940
Accounts receivable, net	475,852	214,250
Income taxes receivable	68,455	4,920
Inventories, net	4,907,823	3,349,830
Prepaid expenses and other current assets	299,435	158,767
Total current assets	7,104,791	5,417,707
Property and equipment, net	3,512,776	2,069,914
Operating lease assets	4,594,670	2,367,317
Intangible assets, net	768,575	58,598
Goodwill	864,047	245,857
Deferred income taxes	82,501	52,684
Other assets	484,139	246,617
TOTAL ASSETS	$17,411,499	$10,458,694

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,986,990	$1,497,743
Accrued expenses	1,115,306	653,324
Operating lease liabilities	1,004,909	503,236
Income taxes payable	7,533	30,718
Deferred revenue and other liabilities	528,820	395,041
Total current liabilities	4,643,558	3,080,062
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—
Long-term debt and financing lease obligations	1,905,299	1,484,217
Long-term operating lease liabilities	4,836,435	2,500,307
Deferred income taxes	203,920	—
Other long-term liabilities	282,167	195,844
Total long-term liabilities	7,227,821	4,180,368
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	653	567
Class B common stock	236	236
Additional paid-in capital	3,724,836	1,495,329
Retained earnings	6,827,900	6,392,513
Accumulated other comprehensive income (loss)	17,813	(755)
Treasury stock, at cost	(5,031,318)	(4,689,626)
Total stockholders' equity	5,540,120	3,198,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,411,499	$10,458,694

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Fiscal Year Ended
	January 31, 2026	February 1, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$849,239	$1,165,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	488,630	400,409
Amortization of deferred financing fees and debt discount	11,709	2,333
Deferred income taxes	99,816	(14,838)
Stock-based compensation	123,667	71,001
Other, net	(24,930)	(6,565)
Changes in assets and liabilities:
Accounts receivable	(17,957)	(11,865)
Inventories	181,316	(501,033)
Prepaid expenses and other assets	(70,724)	(57,159)
Accounts payable	(122,001)	185,883
Accrued expenses	(90,018)	58,941
Income taxes payable / receivable	(11,626)	(26,155)
Construction allowances provided by landlords	161,659	76,287
Deferred revenue and other liabilities	39,976	41,536
Operating lease assets and liabilities	(81,413)	(72,248)
Net cash provided by operating activities	1,537,343	1,311,835
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,137,176)	(802,565)
Cash acquired from acquisition of Foot Locker, net of cash paid	257,095	—
Proceeds from sale of other assets	—	11,872
Other investing activities	(174,408)	(5,865)
Net cash used in investing activities	(1,054,489)	(796,558)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of bridge facility financing fees	(7,863)	—
Payments on finance lease obligations	(1,142)	—
Transaction costs for debt issuance	(1,000)	—
Proceeds from exercise of stock options	1,514	18,000
Minimum tax withholding requirements	(68,815)	(42,515)
Cash paid for treasury stock	(347,132)	(263,021)
Cash dividends paid to stockholders	(413,853)	(361,727)
Increase in bank overdraft	16,985	23,132
Net cash used in financing activities	(821,306)	(626,131)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,738	(426)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(336,714)	(111,280)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,689,940	1,801,220
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,353,226	$1,689,940

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended January 31, 2026

	Gross profit	Selling, general and administrative expenses	Operating income	Interest expense	Other (income) expense	Pre-tax income	Net income (6)	Earnings per diluted share
GAAP Basis	$1,770,044	$1,555,298	$184,509	$17,667	$(13,185)	$180,027	$128,337	$1.41
% of Net Sales	28.43%	24.98%	2.96%	0.28%	(0.21)%	2.89%	2.06%
Foot Locker acquisition-related costs (1)	217,926	—	235,541	—	—	235,541	175,914
Asset impairment charge (2)	—	(13,375)	13,375	—	—	13,375	9,898
Deferred compensation plan adjustments (3)	—	(5,193)	5,193	—	5,193	—	—
Non-GAAP Basis	$1,987,970	$1,536,730	$438,618	$17,667	$(7,992)	$428,943	$314,149	$3.45
% of Net Sales	31.93%	24.68%	7.04%	0.28%	(0.13)%	6.89%	5.05%
Contribution from Foot Locker acquisition (4)	(544,601)	(549,476)	5,893	(5,798)	1,629	10,062	14,953
Non-GAAP basis for DICK'S Business (5)	$1,443,369	$987,254	$444,511	$11,869	$(6,363)	$439,005	$329,102	$4.05
% of Net Sales for DICK'S Business	35.63%	24.37%	10.97%	0.29%	(0.16)%	10.84%	8.12%

(1)Foot Locker acquisition-related charges of $235.5 million includes $217.9 million to write down and liquidate inventory from the Company’s review of the Foot Locker Business and $17.6 million of merger and integration costs.
(2)Represents non-cash asset write-down following the abandonment of a technology service contract.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Reflects the operating results from Foot Locker subsequent to the acquisition close date.
(5)Reflects the results of the DICK'S Business, excluding the dilutive effect of 9.6 million shares issued in connection with the Foot Locker acquisition on weighted average diluted shares outstanding.
(6)Except for approximately $0.8 million of non-deductible merger and integration costs, the provision for income taxes for non-GAAP adjustments was tax effected at the statutory rate of the applicable tax jurisdiction, which approximates 25%.

	52 Weeks Ended January 31, 2026

	Gross profit	Selling, general and administrative expenses	Operating income	Interest expense	Other (income) expense	Pre-tax income	Net income (7)	Earnings per diluted share
GAAP Basis	$5,667,262	$4,338,162	$1,095,909	$64,263	$(110,327)	$1,141,973	$849,239	$9.97
% of Net Sales	32.92%	25.20%	6.37%	0.37%	(0.64)%	6.63%	4.93%
Foot Locker acquisition-related costs (1)	217,926	—	382,118	(7,863)	—	389,981	307,315
Asset impairment charge (2)	—	(13,375)	13,375	—	—	13,375	9,898
Investment gains (3)	—	—	—	—	42,241	(42,241)	(42,241)
Deferred compensation plan adjustments (4)	—	(24,821)	24,821	—	24,821	—	—
Non-GAAP Basis	$5,885,188	$4,299,966	$1,516,223	$56,400	$(43,265)	$1,503,088	$1,124,211	$13.20
% of Net Sales	34.19%	24.98%	8.81%	0.33%	(0.25)%	8.73%	6.53%
Contribution from Foot Locker acquisition (5)	(758,889)	(809,395)	52,220	(9,225)	3,606	57,839	60,003
Non-GAAP basis for DICK'S Business (6)	$5,126,299	$3,490,571	$1,568,443	$47,175	$(39,659)	$1,560,927	$1,184,214	$14.58
% of Net Sales for DICK'S Business	36.33%	24.74%	11.12%	0.33%	(0.28)%	11.06%	8.39%

(1)Foot Locker acquisition-related charges of $390.0 million includes $217.9 million to write down and liquidate inventory, merger and integration costs of $164.2 million, which includes legal and regulatory fees, other professional services and other costs related to the Foot Locker acquisition, and $7.9 million of deferred financing amortization on a bridge facility.
(2)Represents non-cash asset write-down following the abandonment of a technology service contract.
(3)Includes non-cash gains from non-operating investment in Foot Locker equity securities.
(4)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(5)Reflects the operating results from Foot Locker subsequent to the acquisition close date.
(6)Reflects the results of the DICK'S Business, excluding the dilutive effect of 9.6 million shares issued in connection with the Foot Locker acquisition on weighted average diluted shares outstanding.
(7)Except for approximately $65.1 million of non-deductible merger and integration costs and a $10.8 million favorable tax impact from the gains on the Company’s pre-existing Foot Locker investment that are not taxable following completion of the acquisition, the provision for income taxes for non-GAAP adjustments was tax effected at the statutory rate of the applicable tax jurisdiction, which approximates 25%.

	13 Weeks Ended February 1, 2025

	Selling, general and administrative expenses	Operating income	Other (income) expense	Pre-tax income	Net income	Earnings per diluted share
GAAP Basis	$963,580	$386,992	$(22,963)	$397,272	$299,969	$3.62
% of Net Sales	24.75%	9.94%	(0.59)%	10.20%	7.70%
Deferred compensation plan adjustments (1)	(6,015)	6,015	6,015	—	—
Non-GAAP Basis	$957,565	$393,007	$(16,948)	$397,272	$299,969	$3.62
% of Net Sales	24.59%	10.09%	(0.44)%	10.20%	7.70%
(1)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	52 Weeks Ended February 1, 2025

	Selling, general and administrative expenses	Operating income	Other (income) expense	Pre-tax income	Net income	Earnings per diluted share
GAAP Basis	$3,294,272	$1,473,932	$(98,088)	$1,519,033	$1,165,308	$14.05
% of Net Sales	24.51%	10.96%	(0.73)%	11.30%	8.67%
Deferred compensation plan adjustments (1)	(23,637)	23,637	23,637	—	—
Non-GAAP Basis	$3,270,635	$1,497,569	$(74,451)	$1,519,033	$1,165,308	$14.05
% of Net Sales	24.33%	11.14%	(0.55)%	11.30%	8.67%
(1)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

Gross Capital Expenditures to Net Capital Expenditures Reconciliation
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	Fiscal Year Ended
	January 31, 2026	February 1, 2025
Gross capital expenditures	$(1,137,176)	$(802,565)
Construction allowances provided by landlords	161,659	76,287
Net capital expenditures	$(975,517)	$(726,278)

Reconciliation of Non-GAAP Operating Income and Earnings Per Diluted Share Guidance
(dollars in millions, except per share amounts)

	52 Weeks Ended January 30, 2027
	Low End		High End
	Operating income	Earnings per diluted share (3)	Operating income	Earnings per diluted share (3)
GAAP Basis	$1,710	$13.70	$1,833	$14.70
Foot Locker acquisition-related costs (1)	150	1.24	150	1.24
Litigation and other settlements (2)	(175)	(1.43)	(175)	(1.43)
Non-GAAP Basis	$1,685	$13.50	$1,808	$14.50

(1)Adjustment eliminates the impact of future Foot Locker acquisition-related charges. Refer to "Acquisition of Foot Locker" section above for additional information.
(2)Represents income received as a result of settlement on credit card interchange fees and from a landlord for early lease termination of a store location.
(3)Column does not add due to rounding.